UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2012

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey 07024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 363-4900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 12, 2012, ORBCOMM Inc. (“ORBCOMM” or the “Company”) completed its previously announced acquisition of substantially all of the assets of PAR Logistics Management Systems Corporation, (“PLMS”), a wholly-owned subsidiary of PAR Technology Corporation (“PAR”) and a provider of wireless asset and GPS tracking and monitoring products and services (the “PLMS Acquisition”).

The consideration paid by ORBCOMM at the closing with respect to substantially all the assets of PLMS is equal to the aggregate amount of $6.0 million (the “Closing Consideration”) in cash and common stock as follows:

(i)	Cash consideration in an amount equal to $4.0 million;

(ii)	Issuance and delivery to PAR of 258,065 shares of ORBCOMM common stock with a value of $800,000 (based on the average 20-day closing price of ORBCOMM common stock prior to the execution on December 23, 2011 of the previously announced Asset Purchase Agreement (the “Average Price”));

(iii)	Issuance and delivery to Computershare Trust Company, N.A., as escrow agent, of 387,097 shares of ORBCOMM common stock with a value of $1.2 million (based on the Average Price), which escrowed shares will be available to pay certain indemnification obligations of PAR to ORBCOMM; and

(iv)	Assumption by PLMS Acquisition, LLC, a wholly-owned subsidiary of ORBCOMM, of certain specified assumed liabilities, generally consisting of liabilities arising after the closing date and liabilities reflected in the closing working capital calculation.

In addition to the Closing Consideration, the Asset Purchase Agreement provides for contingent consideration of up to $3.95 million payable post-closing by ORBCOMM to PAR in cash, ORBCOMM common stock or a combination of cash and ORBCOMM common stock, at ORBCOMM’s option. Up to $3.0 million of the contingent consideration will be payable based on achieving certain agreed-upon new subscriber targets for calendar year 2012 and up to $950,000 of the contingent consideration will be payable based on achieving certain agreed-upon sales targets for calendar years 2012 through 2014.

If paid in stock, the number of ORBCOMM shares to be issued to PAR will be based upon the average 20-day closing price of ORBCOMM common stock prior to the payment due date for such contingent consideration.

On January 12, 2012, ORBCOMM issued a press release announcing the consummation of the PLMS Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth under Item 2.01 of this Current Report on Form 8-K relating to the issuance of ORBCOMM common stock to PAR (including the shares held in escrow) on January 12, 2012 are incorporated herein by reference.

The issuance of ORBCOMM common stock to PAR (including the shares held in escrow) was pursuant to exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The Company intends to file the required financial statements of the acquired PLMS business in an amendment to this Current Report on Form 8-K within 71 days.

(b) Pro Forma Financial Information.

The Company intends to file the required pro forma financial statements relating to the PLMS Acquisition in an amendment to this Current Report on Form 8-K within 71 days.

(d) Exhibits.

99.1	Press release of ORBCOMM Inc. dated January 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM INC.

By:	/s/ Christian Le Brun
Name: Christian Le Brun
Title: Executive Vice President, General Counsel and Secretary

Date: January 19, 2012

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